EXHIBIT 23.4

                                CONRAD C. LYSIAK

                          ATTORNEY AND COUNSELOR AT LAW

                          METROPOLITAN FINANCIAL CENTER

                              601 WEST FIRST AVENUE

                                    SUITE 503

                            SPOKANE, WASHINGTON 99201

                               TEL: (509) 624-1475                  ADMITTED
                               FAX: (509) 747-1770                  --------
                                                                     OKLAHOMA
                                                                    WASHINGTON
                                     CONSENT

                  I hereby consent to the inclusion of my name in the Form SB-2 registration statement of DDI International Inc. under the caption "Experts" as having opined on the legality of the shares of common stock being sold by the selling shareholders named in the registration statement.

                  Dated: May 22, 2002

                                                      /s/ CONRAD C. LYSIAK
                                                -------------------------------
                                                          CONRAD C. LYSIAK